Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

NEXSTAR BROADCASTING GROUP, INC.

(Adopted as of January 24, 2013)

Article I

Offices

SECTION 1.01. Registered Office. The registered office of Nexstar Broadcasting Group, Inc. (hereinafter the “Corporation”) in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the resident agent in charge thereof shall be Corporation Service Company, or such other office or agent as the Board of Directors of the Corporation (the “Board”) shall from time to time select.

SECTION 1.02. Other Offices. The Corporation may also have an office or offices, and keep the books and records of the Corporation, except as may otherwise be required by law, at such other place or places, either within or without the State of Delaware, as the Board may from time to time determine or the business of the Corporation may require.

Article II

Meetings of Stockholders

SECTION 2.01. Annual Meetings. The annual meeting of the stockholders of the Corporation (the “Stockholders”) for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such hour as shall from time to time be fixed by the Board.

SECTION 2.02. Special Meetings. Except as otherwise required by law or by the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate”) and subject to the rights of the holders of any series of preferred stock of the Corporation (the “Preferred Stock”) with respect to special meetings of the holders thereof, special meetings of the Stockholders may be called at any time only by (i) the Board or (ii) the Chairman of the Board (the “Chairman”).

SECTION 2.03. Place of Meetings. The meetings of the Stockholders shall be held at such time and place, either within or without the State of Delaware, as shall from time to time be fixed by the Board. If no designation is made by the Board, the place of meeting shall be the principal executive offices of the Corporation. The Board may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”) (or any successor provision thereto).

SECTION 2.04. Notice of Meetings. Except as otherwise provided by law or by the Certificate, notice of each meeting of the Stockholders, whether annual or special, shall be given not less than 10 days nor more than 60 days before the date of the meeting to each Stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the Stockholder at such Stockholder’s address as it appears on the records of the Corporation. Each such notice shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of special meetings, the purpose or purposes for which such special meeting is called. Notice of any meeting of the Stockholders shall not be required to be given to any Stockholder who shall attend such meeting in person or by proxy without protesting, prior to or at the commencement of the meeting, the lack of proper notice to such Stockholder, or who shall waive notice thereof as provided in Article VII of these Amended and Restated Bylaws (the “Bylaws”). Notice of adjournment of a meeting of the Stockholders need not be given if the place, if any, date and hour, and the means of remote communications, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, to which it is adjourned are announced at such meeting, unless the adjournment is for more than 30 days or, after adjournment, a new record date is fixed for the adjourned meeting. If the adjournment is for more than 30 days, or if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at such meeting. Such further notice shall be given as may be required by law.

SECTION 2.05. Quorum, Adjournment and Postponement.

(a) Except as otherwise provided by law, the Certificate or these Bylaws, the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally on the business properly brought before the meeting in accordance with these Bylaws (collectively, the “Voting Stock”), represented in person or by proxy, shall constitute a quorum at a meeting of the Stockholders; provided, however, that (i) in the election of directors of the Corporation, the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, represented in person or by proxy, shall constitute a quorum at a meeting of the Stockholders for the purpose of such election and (ii) if specified business is to be voted on by a class of the Corporation’s capital stock or a series of the Corporation’s capital stock voting as a class, the holders of a majority of the voting power of the shares of such class or series shall constitute a quorum for the transaction of such specified business. The Stockholders present at a duly organized meeting may continue to transact any business for which a quorum existed at the commencement of such meeting until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum.

(b) The chairman of the meeting or the holders of a majority of the voting power of the outstanding shares of Voting Stock represented at a meeting of the Stockholders may adjourn the meeting from time to time, whether or not there is such a quorum (or, in the case of specified business to be voted on by a class or series, the chairman of the meeting or the holders of a majority of the voting power of the outstanding shares of such class or series so represented may adjourn the meeting with respect to such specified business). At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

(c) Any previously scheduled meeting of the Stockholders may be postponed, and any previously scheduled special meeting of the Stockholders may be canceled, by the Board upon public notice given prior to the time previously scheduled for such meeting of Stockholders.

SECTION 2.06. Proxies. At all meetings of the Stockholders, a Stockholder may vote by proxy as may be permitted by law; provided, however, that no proxy shall be voted after three years from its date, unless the proxy provides for a longer period. Any proxy to be used at a meeting of the Stockholders must be delivered to the Secretary of the Corporation (the “Secretary”) or his or her representative at the principal executive offices of the Corporation at or before the time of the meeting. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. Any proxy is suspended when the person executing the proxy is present at a meeting of Stockholders and elects to vote; provided, however, that when such proxy is coupled with an interest and the fact of the interest appears on the face of the proxy, the agent named in the proxy shall have all voting and other rights referred to in the proxy notwithstanding the presence of the person executing the proxy. At each meeting of the Stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the Secretary or a person designated by the Secretary, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular.

SECTION 2.07. Notice of Stockholder Business and Nominations.

(a) Annual Meetings of the Stockholders.

(i) Nominations of persons for election to the Board and the proposal of business to be considered by the Stockholders may be made at an annual meeting of the Stockholders: (A) pursuant to the Corporation’s notice of meeting delivered pursuant to Section 2.04 of this Article II; (B) by or at the direction of the Board: or (C) by any Stockholder who is entitled to vote at the meeting on the election of directors or such business (as applicable), who complies with the notice procedures set forth in Sections 2.07(a)(ii) and 2.07(a)(iii) and who is a Stockholder of record at the time such notice is delivered to the Secretary.

(ii) For nominations or other business to be properly brought before an annual meeting of the Stockholders by a Stockholder pursuant to Section 2.07(a)(i)(C), the Stockholder must give timely notice thereof in proper written form to the Secretary and, in the case of business other than nominations, such other business must otherwise be a proper matter for Stockholder action. To be timely, a Stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 90 days, from such anniversary date, notice by the Stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the later of the 90th day prior to such annual meeting and the 10th day following the day on which the Public Announcement of the date of such meeting is first made by the Corporation. In no event shall the Public

Announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a Stockholder’s notice as described in this Section 2.07(a)(ii). In order to be in proper written form, such Stockholder’s notice must include the following information and documents, as applicable:

(A) the name and address of the Stockholder giving the notice, as they appear on the Corporation’s books, and of the Beneficial Owner (as defined in Section 2.07(d)) of stock of the Corporation, if any, on whose behalf such nomination or proposal of other business is made;

(B) representations that, as of the date of delivery of such notice, such Stockholder is a holder of record of stock of the Corporation and is entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to propose and vote for such nomination and any such other business;

(C) as to each person whom the Stockholder proposes to nominate for election or reelection as a director (a “Stockholder Nominee”): (1) all information relating to such Stockholder Nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (as amended from time to time, the “Exchange Act”), and Rule 14a-11 thereunder (or any successor provisions thereto), including such Stockholder Nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and to being named in the Corporation’s proxy statement and form of proxy if the Corporation so determines; and (2) such other information as may be reasonably requested by the Corporation, including such documents, duly executed by such Stockholder Nominee, as required under Section 3.02 of Article III;

(D) as to any other business that the Stockholder proposes to bring before the meeting: (1) a description of such business; (2) the text of the proposal (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the text of the proposed amendment); and (3) the reasons for conducting such business at the meeting; and

(E) in all cases (1) the name of each individual, firm, corporation, limited liability company, partnership, trust or other entity (including any successor thereto, a “Person”) with whom the Stockholder, any Beneficial Owner, any Stockholder Nominee and their respective affiliates and associates (as defined under Regulation 12B under the Exchange Act or any successor provision thereto) (each of the foregoing, a “Stockholder Group Member”) and each other Person with whom any Stockholder Group Member either is acting in concert with respect to the Corporation or has any agreement, arrangement or understanding (whether written or oral) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy given to such Person in response to a public proxy solicitation made generally by such Person to all holders of common stock of the Corporation) or disposing of any capital stock of the Corporation or to cooperate in obtaining, changing or influencing the control of the Corporation (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses) (each Person described in this clause (1), including each Stockholder Group Member, a “Covered Person”), and a description of each such agreement, arrangement or understanding (whether written or oral); (2) a list of the class and number of shares of stock of the Corporation that are Beneficially Owned or owned of record by each Covered Person, together with documentary evidence of such record or Beneficial Ownership; (3) a list of (I) all of the derivative securities (as defined under Rule 16a-1 under the Exchange Act or any successor provision thereto) and other derivatives or similar agreements or arrangements with an exercise or conversion privilege or a periodic or settlement payment or payments or mechanism at a price or in an amount or amounts related to any security of the Corporation or with a value derived or calculated in whole or in part from the value of the Corporation or any security of the Corporation, in each case, directly or indirectly owned of record or Beneficially Owned by any Covered Person and (II) each other direct or indirect opportunity of any Covered Person to profit or share in any profit derived from any increase or decrease in the value of any security of the Corporation, in each case, regardless of whether (x) such interest conveys any voting rights in such security to such Covered Person, (y) such interest is required to be, or is capable of being, settled through delivery of such security or (z) such Person may have entered into other transactions that hedge the economic effect of such interest (any such interest described in this clause (3) being a “Derivative Interest”); (4) a description of each agreement, arrangement or understanding (whether written or oral) with the effect or intent of increasing or decreasing the voting power of, or that contemplates any Person voting together with, any Covered Person with respect to any capital stock of the Corporation, Stockholder Nominee or other proposal (“Voting Arrangements”); (5) details of all other material interests of each Covered Person in such nomination or proposal or capital stock of the Corporation (including any rights to dividends or performance related fees based on any increase or decrease in the value of such capital stock or Derivative Interests) (collectively, “Other Interests”); (6) a description of all economic terms of all such Derivative Interests, Voting Arrangements and Other Interests and copies of all agreements and other documents (including master agreements, confirmations and all ancillary documents and the names and details of the counterparties to, and brokers involved in, all such transactions) relating to each such Derivative Interest, Voting Arrangement and Other Interests; (7) a list of all transactions by each Covered Person involving any shares of stock of the Corporation or any Derivative Interests, Voting Arrangements or Other Interests within six months prior to the date of the notice; and (8) a representation whether any Covered Person intends or is part of a group that intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect any Stockholder Nominee or approve such proposal or otherwise to solicit or participate in the solicitation of proxies from Stockholders in support of such nomination or proposal.

A notice delivered by or on behalf of any Stockholder under this Section 2.07(a) shall be deemed to be not in compliance with this Section 2.07(a) and not be effective if (x) such notice does not include all of the information, documents and representations required under this Section 2.07(a) and (y) after delivery of such notice, any information or document required to be included in such notice changes or is amended, modified or supplemented, as applicable, prior to the date of the relevant meeting and such information or document is not delivered to the Corporation by way of a further written notice as promptly as practicable following the event causing such change in information or amendment, modification or supplement, as applicable, and in any case where such event occurs within 45 days of the date of the relevant meeting, within five business days after such event; provided, however, that the Board shall have the authority to waive any such non-compliance if the Board determines that such action is appropriate in the exercise of its fiduciary duties.

(iii) Notwithstanding the second sentence of Section 2.07(a)(ii), in the event that the number of directors to be elected to the Board is increased effective at the next annual meeting and there is no Public Announcement specifying the size of the increased Board made by the Corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a Stockholder’s notice required by this Section 2.07(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such Public Announcement is first made by the Corporation and such notice otherwise complies with the requirements of this Section 2.07(a).

(b) Special Meetings of the Stockholders. Only such business shall be conducted at a special meeting of the Stockholders as shall have been brought before the meeting (i) pursuant to the Corporation’s notice of meeting delivered pursuant to Section 2.04 of this Article II or (ii) by or at the direction of the Board. At a special meeting of Stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting, nominations of persons for election to the Board may be made (A) by or at the direction of the Board or (B) by any Stockholder of the Corporation who is entitled to vote at the meeting on the election of directors, who complies with the notice procedures set forth in this Section 2.07(b) and who is a Stockholder of record at the time such notice is delivered to the Secretary. In the event the Corporation calls a special meeting of the Stockholders for the purpose of electing directors to the Board, any Stockholder may nominate such number of persons for election to such position(s) as are specified in the Corporation’s notice of meeting, if the Stockholder’s notice, containing all of the information, documents and representations required under Section 2.07(a)(ii), shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the later of the 90th day prior to such special meeting and the 10th day following the day on which Public Announcement of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting is first made by the Corporation. A notice delivered by or on behalf of any Stockholder under this Section 2.07(b) shall be deemed to be not in compliance with this Section 2.07(b) and not be effective if

(x) such notice does not include all of the information, documents and representations required under this Section 2.07(b) and (y) after delivery of such notice, any information or document required to be included in such notice changes or is amended, modified or supplemented, as applicable, prior to the date of the relevant meeting and such information and/or document is not delivered to the Corporation by way of a further written notice as promptly as practicable following the event causing such change in information or amendment, modification or supplement, as applicable, and in any case where such event occurs within 45 days of the date of the relevant meeting, within five business days after such event; provided, however, that the Board shall have the authority to waive any such non-compliance if the Board determines that such action is appropriate in the exercise of its fiduciary duties. In no event shall the Public Announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of a Stockholder’s notice as described above.

(c) General.

(i) Only persons who are nominated in accordance with the procedures and other requirements set forth in Section 2.07(a) or 2.07(b) of this Article II shall be eligible to be elected as directors at a meeting of Stockholders and only such business shall be conducted at a meeting of Stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.07. The Board may adopt by resolution such rules and regulations for the conduct of meetings of the Stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board or these Bylaws, the chairman of the meeting shall have the right and authority to convene the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the chairman of the meeting, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include the following: (A) the establishment of an agenda or order of business for the meeting; (B) rules and procedures for maintaining order at the meeting and the safety of those present; (C) limitations on attendance at or participation in the meeting to Stockholders of record of the Corporation, their duly authorized proxies and such other persons as the Board or the chairman of the meeting shall determine; (D) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (E) limitations on the time allotted to questions or comments by participants. Except as otherwise provided by law, the Certificate or these Bylaws, the Board or the chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that any business (including a nomination for election as a director) was not properly brought before the meeting (including whether such business proposed to be brought before the meeting was made in accordance with the procedures and other requirements set forth in these Bylaws (including this Section 2.07)) and if the Board or the chairman of the meeting should so determine, shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted or considered. Notwithstanding the foregoing provisions of this Section 2.07, unless otherwise required by law, if the Stockholder (or a qualified representative of the Stockholder) does not appear at the annual or special meeting of Stockholders to present and vote for a nomination and any such other proposed business previously put forward by or on behalf of such Stockholder or, immediately prior to the commencement of such meeting, such

Stockholder does not provide a written certification to the Corporation on and as of the date of the applicable meeting that such Stockholder and each Covered Person, if any, is then in compliance with this Section 2.07, then such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such nomination or business may have been received by the Corporation.

(ii) For purposes of these Bylaws, “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act or any document delivered to all Stockholders (including any quarterly income statement).

(d) A Person shall be deemed the “Beneficial Owner” of, shall be deemed to “Beneficially Own” and shall be deemed to have “Beneficial Ownership” of, any capital stock of the Corporation (i) that such Person or any of such Person’s Affiliates or Associates (as defined under Regulation 12B under the Exchange Act or any successor provision thereto) is deemed to “beneficially own” within the meaning of Section 13(d) of, and Regulation 13D under, the Exchange Act or any successor provisions thereto, or (ii) that is the subject of, or the reference security for or that underlies any Derivative Interest of such Person or any of such Person’s Affiliates or Associates (as defined under Regulation 12B under the Exchange Act or any successor provision thereto), with the number of shares of stock of the Corporation deemed Beneficially Owned being the notional or other number of shares of stock of the Corporation specified in the documentation evidencing the Derivative Interest as being subject to be acquired upon the exercise or settlement of the Derivative Interest or as the basis upon which the value or settlement amount of such Derivative Interest is to be calculated in whole or in part or, if no such number of shares of stock of the Corporation is specified in such documentation, as determined by the Board in good faith to be the number of shares of stock of the Corporation to which the Derivative Interest relates. When two or more Persons act as a partnership, limited partnership, syndicate, or other group, or otherwise act in concert, in each case, for the purpose of acquiring, holding, or disposing of securities of the Corporation or for the purpose of proposing one or more Stockholder Nominees, putting forward any other proposal for consideration or voting together on any matter presented at a Stockholder meeting, such syndicate or group shall be deemed a “Person” for the purpose of this Section 2.07. In addition, any Person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any contract, arrangement, or device with the purpose or effect of divesting such Person of Beneficial Ownership of any capital stock of the Corporation or preventing the vesting of such Beneficial Ownership as part of a plan or scheme to evade the reporting requirements of this Section 2.07 shall be deemed for the purposes of these Bylaws to be the Beneficial Owner of such capital stock of the Corporation.

SECTION 2.08. Voting.

(a) Except as otherwise provided by law or by the Certificate, each Stockholder of record of any series of Preferred Stock shall be entitled at each meeting of Stockholders to such number of votes, if any, for each share of such stock, as may be fixed the Certificate (including any Certificate of Designation relating to such series of Preferred Stock), and each Stockholder of record of common stock shall be entitled at each meeting of the Stockholders to one vote for each share of such stock, in each case, registered in such Stockholder’s name on the books of the Corporation:

(i) on the date fixed pursuant to Section 5.06 of these Bylaws as the record date for the determination of Stockholders entitled to notice of and to vote at such meeting; or

(ii) if no such record date shall have been so fixed, then at the close of business on the day immediately preceding the day on which notice of such meeting is given, or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held.

(b) All matters other than the election of directors submitted to Stockholders at any meeting shall be decided by the affirmative vote of a majority of the voting power of the shares of stock of the Corporation present in person or represented by proxy at the meeting and voting thereon, and where a separate vote by class is required, a majority of the voting power of the shares of that class present in person or represented by proxy at the meeting and voting thereon.

(c) The vote on any matter, including the election of directors, need not be by written ballot. Any written ballot shall be signed by the Stockholder voting, or by such Stockholder’s proxy, and shall state the number of shares voted.

SECTION 2.09. Consent of Stockholders in Lieu of Meeting. Stockholders may act by written consent solely to the extent provided in the Certificate.

SECTION 2.10. Inspectors of Elections; Opening and Closing the Polls.

(a) To the extent required by law, the Board shall, in advance of any meeting of the Stockholders, appoint one or more inspectors, which inspector or inspectors may not be, except to the extent so agreed by an affirmative vote of a majority of the voting power of the shares of stock of the Corporation, directors, nominees for directors, officers or employees of the Corporation, to act at the meeting and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the DGCL.

(b) The chairman of the meeting shall fix and announce at the meeting the date and hour of the opening and the closing of the polls for each matter upon which the Stockholders will vote at the meeting.

Article III

Board of Directors

SECTION 3.01. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, except as otherwise provided by law or by the Certificate. If any such provision is made in the Certificate, the powers and duties imposed upon the Board by law shall be exercised or performed to such extent and by such person or persons as shall be provided in the Certificate.

SECTION 3.02. Number, Qualification and Election.

(a) Except as otherwise provided for or fixed by or pursuant to the provisions of Article IV of the Certificate relating to the rights of the holders of any series of Preferred Stock, the number of the directors shall be not less than the minimum number permitted under the DGCL, the exact number of directors to be determined from time to time by resolution adopted by a majority of the Board. However, no decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

(b) The directors, other than those who may be elected by the holders of any series of Preferred Stock (including any Certificate of Designation relating to such series of Preferred Stock), shall be elected by the Stockholders entitled to vote thereon at each annual meeting of the Stockholders by a plurality of the votes cast thereon.

(c) Each director of the Corporation and nominee for election as a director of the Corporation must, as a qualification to serve as a director, deliver to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualifications of such person (which questionnaire shall be provided by the Secretary upon written request and approved from time to time by the Board or the Board’s nominating and corporate governance committee) (the “Questionnaire”) and a written representation and agreement (in the form provided by the Secretary upon written request) (the “Agreement”), which Agreement:

(i) shall provide that such person:

(A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if such person is at the time a director or is subsequently elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed in writing to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if such person is at the time a director or is subsequently elected as a director of the Corporation, with such person’s duties as a director under applicable law;

(B) is not and will not become a party to any agreement, arrangement or understanding (whether written or oral) with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed in writing to the Corporation; and

(C) would be in compliance, if elected as a director of the Corporation, and will, if such person is at the time a director or is subsequently elected as director of the Corporation, comply with all applicable corporate governance, conflict of interest, confidentiality and securities ownership and trading policies and guidelines of the Corporation (copies of which shall be provided by the Secretary upon written request) (subject to any waivers or exemptions granted pursuant to a resolution of the majority of the disinterested members of the Board); and

(ii) if such person is at the time a director or is subsequently elected as a director of the Corporation, shall include such person’s irrevocable resignation as a director if such person is found by a court of competent jurisdiction to have breached the Agreement in any material respect.

(d) Each director of the Corporation will complete a new Questionnaire and execute a new Agreement upon the request of the Secretary.

SECTION 3.03. Notification of Nominations. Subject to the rights of the holders of any series of Preferred Stock, nominations for the election of directors may be made by (i) the Board or (ii) any Stockholder entitled to vote on the election of directors in accordance with Article II.

SECTION 3.04. Quorum and Manner of Acting. Except as otherwise provided by law, the Certificate or these Bylaws, (i) a majority of the Whole Board (as defined below) shall constitute a quorum for the transaction of business at any meeting of the Board, and (ii) the vote of a majority of the directors present at any meeting at which a quorum is present and voting on the relevant matter shall be the act of the Board. The chairman of the meeting may adjourn the meeting to another time and place whether or not a quorum is present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The term “Whole Board” shall mean the total number of authorized directors, whether or not there exist any vacancies or unfilled previously authorized directorships.

SECTION 3.05. Place of Meetings. Subject to Sections 3.06 and 3.07, the Board may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

SECTION 3.06. Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman, the President of the Corporation (the “President”) or by a majority of the directors, and shall be held at such place, on such date and at such hour as he or she, or they, as applicable, shall fix.

SECTION 3.07. Notice of Meetings. Notice of regular meetings of the Board or of any adjourned meeting thereof need not be given. Notice of each special meeting of the Board shall be given by overnight delivery service or mailed to each director, in either case addressed to such director at such director’s residence or usual place of business, at least two days before the day on which the meeting is to be held or shall be sent to such director by telecopy, facsimile, e-mail or be given personally or by telephone, not later than two days before the meeting is to be held, but notice need not be given to any director who, either before or after the meeting, submits a signed waiver of such notice or who attends such meeting without protesting, prior to or at its commencement, the lack of proper notice to such director. Every such notice shall state the time and place but need not state the purpose of the meeting. Any member of the Board or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting, except when such member attends for the express purposes of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded to the Secretary immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

SECTION 3.08. Rules and Regulations. The Board may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate or these Bylaws for the conduct of its meetings and management of the affairs of the Corporation as the Board may deem proper.

SECTION 3.09. Participation in Meeting by Means of Communications Equipment. Any one or more members of the Board or any committee thereof may participate in any meeting of the Board or of any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and be heard or as otherwise permitted by law, and such participation in a meeting shall constitute presence in person at such meeting.

SECTION 3.10. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all of the members of the Board or of any such committee, as the case may be, consent thereto in writing, by electronic transmission or transmissions, or as otherwise permitted by law and, if required by law, the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 3.11. Resignations. Any director may resign at any time by giving written notice to the Board, the Chairman, the President or the Secretary. Such resignation shall take effect at the time specified therein or, if the time be not specified therein, upon receipt thereof, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 3.12. Vacancies. Subject to the rights of the holders of any series of Preferred Stock, newly created directorships resulting from any increase in the number of directors and vacancies on the Board resulting from death, resignation, removal or other cause shall only be filled by the Board, and not by the Stockholders, by the affirmative vote of a majority of the remaining directors then in office or by a sole remaining director, even though less than a quorum of the Board. Any director elected in accordance with the preceding sentence of this Section 3.12 shall hold office for a term that shall coincide with the remaining term of the class such director is elected to and until such director’s successor shall have been duly elected and qualified.

SECTION 3.13. Compensation. Each director, in consideration of such person serving as a director, shall be entitled to receive from the Corporation such amount per annum and such fees (payable in cash or stock) for attendance at meetings of the Board or of committees of the Board, or both, as the Board shall from time to time determine. In addition, each director shall be entitled to receive from the Corporation reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person’s duties as a director. Nothing contained in this Section 3.13 shall preclude any director from serving the Corporation or any of its subsidiaries in any other capacity and receiving proper compensation therefor.

SECTION 3.14. Establishment of Committees of the Board of Directors. The Board may from time to time by resolution create committees of directors, officers, employees or other persons, with such functions, duties and powers as the Board shall by resolution prescribe. A majority of all the members of any such committee may determine its actions and rules and procedures, and fix the time, place and manner of its meetings, unless these Bylaws or the Board shall otherwise provide. The Board shall have power to change the members of any such committee at any time, to fill vacancies, and to discharge any such committee, either with or without cause, at any time.

Article IV

Officers

SECTION 4.01. Number; Term of Office. The officers of the Corporation shall be elected by the Board and may consist of: a Chairman, a Chief Executive Officer, a President, a Secretary, a Chief Financial Officer, a Treasurer, one or more Vice Presidents and such other officers or agents with such titles and such duties as the Board may from time to time determine, each to have such authority, functions and duties as provided in these Bylaws or as the Board may from time to time determine, and each to hold office for such term as may be prescribed by the Board and until such person’s successor shall have been chosen and qualified, or until such person’s death or resignation, or until such person’s removal in the manner hereinafter provided. One person may hold the offices and perform the duties of any two or more officers. The Board may require any officer or agent to give security for the faithful performance of such person’s duties.

SECTION 4.02. Removal. Any officer may be removed, either with or without cause, by the Board at any meeting thereof called for such purpose or, except in the case of any officer elected by the Board, by any superior officer upon whom such power may be conferred by the Board. Any such removal shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 4.03. Resignation. Any officer may resign at any time by giving notice to the Board, the President or the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 4.04. Chairman of the Board. The Chairman shall, if present, preside at all meetings of the Stockholders and of the Board and shall discharge such other responsibilities as shall be determined by the Board, with the assistance of the officers reporting directly to the Chairman.

SECTION 4.05. Chief Executive Officer. The Chief Executive Officer shall have general supervision and direction of the business, affairs and property of the Corporation, subject to control of the Board. The Chief Executive Officer shall have all authority incident to the office of Chief Executive Officer, shall have such other authority and perform such other duties as may from time to time be assigned by the Board and shall report directly to the Board. The Chief Executive Officer shall preside at meetings of the Stockholders and, in the absence of the Chairman, at meetings of the Board. If so elected by the Board, the President may be the Chief Executive Officer.

SECTION 4.06. President. The President shall have general supervision and direction of the business and affairs of the Corporation, subject to the control of the Board and the Chief Executive Officer, and shall report directly to the Chief Executive Officer. The President shall, if present and in the absence of the Chairman and the Chief Executive Officer, preside at meetings of the Stockholders and of the Board.

SECTION 4.07. Chief Financial Officer. The Chief Financial Officer shall perform all the powers and duties of the office of the Chief Financial Officer and in general have overall supervision of the financial operations of the Corporation. The Chief Financial Officer shall be the principal accounting officer of the Corporation. The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he or she may agree with the Chief Executive Officer or the President or as the Board may from time to time determine. If there is no Treasurer, the Chief Financial Officer shall also assume the duties and responsibilities of the Treasurer, unless the Board makes other arrangements.

SECTION 4.08. Vice Presidents. Any Vice President shall have such powers and duties as shall be prescribed by his or her superior officer or the Board. A Vice President shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he or she may agree with the Chief Executive Officer or the President or as the Board may from time to time determine. A Vice President need not be an officer of the Corporation and shall not be deemed an officer of the Corporation unless elected as an officer by the Board.

SECTION 4.09. Treasurer. The Treasurer shall supervise and be responsible for all the funds and securities of the Corporation; the deposit of all moneys and other valuables to the credit of the Corporation in depositories of the Corporation; borrowings and compliance with the provisions of all indentures, agreements and instruments governing such borrowings to which the Corporation is a party; the disbursement of funds of the Corporation and the investment of its funds; and in general shall perform all of the duties incident to the office of the Treasurer. The Treasurer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he or she may agree with the Chief Executive Officer or the President or as the Board may from time to time determine. If there is no Chief Financial Officer, the Treasurer shall also assume the duties and responsibilities of the Chief Financial Officer, unless the Board makes other arrangements.

SECTION 4.10. Secretary. It shall be the duty of the Secretary to act as secretary at all meetings of the Board, of the committees of the Board and of the Stockholders and to record the proceedings of such meetings in a book or books to be kept for that purpose. The Secretary shall see that all notices required to be given by the Corporation are duly given and served. The Secretary shall be custodian of the seal of the Corporation and shall affix the seal or cause it to be affixed to all certificates of stock of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws. The Secretary shall have charge of the books, records and papers of the Corporation and shall see that the reports, statements and other documents required by law to be kept and filed are properly kept and filed. The Secretary shall in general shall perform all of the duties incident to the office of Secretary. The Secretary shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he or she may agree with the Chief Executive Officer or the President or as the Board may from time to time determine.

SECTION 4.11. Assistant Treasurers and Assistant Secretaries. Any Assistant Treasurers and Assistant Secretaries shall perform such duties as shall be assigned to them by the Board, by the Treasurer or Secretary, respectively, or by the Chief Executive Officer or the President.

SECTION 4.12. Compensation. Compensation of all executive officers shall be approved by the Board, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the Corporation; provided, however, that compensation of all executive officers may be determined by a committee of the Board established for that purposes if so authorized by the Board.

Article V

Capital Stock

SECTION 5.01. Certificates for Shares.

(a) The shares of capital stock of the Corporation may be represented by certificates or may be uncertificated shares that may be evidenced by a bookentry system maintained by the registrar of such stock, or a combination of both. To the extent that shares of capital stock are represented by certificates, such certificates, whenever authorized by the Board, shall be in such form as shall be approved by the Board. The certificates representing shares of capital stock of each class shall be signed by, or in the name of the Corporation by, the Chairman, the Chief Executive Officer, the President or a Vice President, and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary. Any or all such signatures may be facsimiles if countersigned by a transfer agent or registrar. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.

(b) The stock ledger and blank share certificates shall be kept by the Secretary or by a transfer agent or by a registrar or by any other officer or agent designated by the Board.

SECTION 5.02. Transfer of Shares. Transfers of shares of stock of each class of the Corporation shall be made only on the books of the Corporation upon authorization by the registered holder thereof, or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary or a transfer agent for such stock, if any, and if such shares are represented by a certificate, upon surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power (or by proper evidence of succession, assignment or authority to transfer) and the payment of any taxes thereon; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer and any restrictions on transfer set forth in the Certificate. The person in whose name shares are registered on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security and not absolutely, and written notice thereof shall be given to the Secretary or to such transfer agent, such fact shall be stated in the entry of the transfer. No transfer of shares shall be valid as against the Corporation, its Stockholders or creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

SECTION 5.03. Registered Stockholders and Addresses of Stockholders.

(a) The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments a person registered on its records as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

(b) Each Stockholder shall designate to the Secretary or transfer agent of the Corporation an address at which notices of meetings and all other corporate notices may be given to such person, and, if any Stockholder fails to designate such address, corporate notices may be given to such person by mail directed to such person at such person’s post office address, if any, as the same appears on the stock record books of the Corporation or at such person’s last known post office address or as otherwise provided by applicable law.

SECTION 5.04. Lost, Stolen, Destroyed and Mutilated Certificates. The holder of any certificate representing any shares of stock of the Corporation shall notify the Corporation of any loss, theft, destruction or mutilation of such certificate; the Corporation may issue to such holder a new certificate or certificates for shares, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction; the Board, or a committee designated thereby, or the transfer agents and registrars for the stock, may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or such person’s legal representative, to give the Corporation an indemnity or a bond in such sum and with such surety or sureties as they may direct to indemnify the Corporation and said transfer agents and registrars against any claim that may be made on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

SECTION 5.05. Regulations. The Board may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of stock of each class of the Corporation and may make such rules and take such action as it may deem expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, stolen, destroyed or mutilated.

SECTION 5.06. Fixing Date for Determination of Stockholders of Record.

(a) In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of the Stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment or any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If no record date has been fixed by the Board, the record date for determining Stockholders entitled to notice of or to vote at any meeting of the Stockholders shall be the close of business on the next day preceding the day on which notice is first given. A determination of Stockholders entitled to notice of or to vote at a meeting of the Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

(b) Subject to the provisions of the Certificate and Section 2.09 of these Bylaws, in order that the Corporation may determine the Stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than 60 days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Secretary or his or her representative at the principal executive offices of the Corporation. If no record date has been fixed by the Board and prior action by the Board is required by law, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting shall be the close of business on the day on which the Board adopts the resolution taking such prior action.

SECTION 5.07. Transfer Agents and Registrars. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

SECTION 5.08. Fractional Shares. In no event will holders of fractional shares be required to accept any consideration in exchange for such fractional shares other than consideration which all holders of capital stock of the Corporation are required to accept.

SECTION 5.09. Conversion of Capital Stock. No class of capital stock of the Corporation shall be converted into another class of capital stock of the Corporation without obtaining the consent of the Federal Communications Commission (or any successor thereto), if such consent is required.

Article VI

Miscellaneous

SECTION 6.01. Seal. The Board shall provide a suitable corporate seal, which shall bear, but not be limited to, the full name of the Corporation and shall be in the charge of the Secretary. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

SECTION 6.02. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution by the Board and if not so fixed by the Board the fiscal year shall be the calendar year

SECTION 6.03. Waiver of Notice. Whenever any notice whatsoever is required to be given by these Bylaws, by the Certificate or by law, the person entitled thereto may, either before or after the meeting or other matter in respect of which such notice is to be given, waive such notice in writing or as otherwise permitted by law, which shall be filed with or entered upon the records of the meeting or the records kept with respect to such other matter, as the case may be, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to such notice.

SECTION 6.04. Amendments. These Bylaws may be altered, amended or repealed, in whole or in part, and new Bylaws may be adopted by: (a) the affirmative vote of holders of shares of stock of the Corporation representing at least a majority of the votes entitled to be cast by the then outstanding shares of all classes and series of stock of the Corporation entitled generally to vote on the election of the directors, voting together as a single class (provided that notice of the proposed alteration, amendment or repeal or of the proposed new Bylaw or Bylaws be included in the notice of any such meeting or waiver thereof); or (b) by the affirmative vote of not less than a majority of the Whole Board at any meeting of the Board (provided that notice of the proposed alteration, amendment or repeal or of the proposed new Bylaw or Bylaws be included in the notice of any such meeting or waiver thereof). The provisions of this Section 6.04 are subject to any contrary provisions and any provisions requiring a greater vote that are set forth in the Certificate or these Bylaws.

SECTION 6.05. Execution of Documents. The Board shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, notes, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation and may authorize (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation. Such delegation may be by resolution or otherwise and the authority granted shall be general or confined to specific matters, all as the Board or any such committee may determine. In the absence of such designation referred to in the first sentence of this Section 6.05, the officers of the Corporation shall have such power so referred to, to the extent incident to the normal performance of their duties.

SECTION 6.06. Checks. All checks, drafts and other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board or of any committee thereof or by any officer of the Corporation to whom power in respect of financial operations shall have been delegated by the Board or any such committee thereof or as set forth in these Bylaws.

SECTION 6.07. Proxies in Respect of Stock or Other Securities of Other Corporations. The Board shall designate the officers of the Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation or other entity, and to vote or consent in respect of such stock or securities; such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its said powers and rights.

SECTION 6.08. Dividends. Dividends upon the capital stock of the Corporation, subject to the requirements of the DGCL and the Certificate, if any, may be declared by the Board at any regular or special meeting of the Board (or any action by written consent in lieu thereof in accordance with these Bylaws), and may be paid in cash, in property or in shares of the Corporation’s capital stock. Before any payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board may modify or abolish any such reserve.

SECTION 6.09. Subject to Law and Restated Certificate of Incorporation. All powers, duties and responsibilities provided for in these Bylaws, whether or not explicitly so qualified, are qualified by the provisions of the Certificate and applicable law.

SECTION 6.10. Loans. Subject to applicable law: (i) the Corporation may lend money to, or guarantee any obligation of, or otherwise assist any director, officer or employee of the Corporation and its subsidiaries whenever, in the judgment of the Board, such loan, guarantee or assistance may reasonably be expected to benefit the Corporation; and (ii) such loan, guarantee or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board shall approve. Nothing in this Section 6.10 shall be deemed to deny, limit or restrict the powers of guarantee or warranty of the Corporation at common law or under any statute.